Exhibit 99.(c)-(2)

April 14, 2016 E-House (China) Holdings Limited Fairness Analysis Presented to the Special Committee of the Board of Directors The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Duff & Phelps, LLC and its affiliates.

Duff & Phelps Disclaimer • The following pages contain materials that are being provided by Duff & Phelps, LLC (“Duff & Phelps”) to the special committee (the “Special Committee”) of the board of directors (the “Board of Directors”) of E-House (China) Holdings Limited (“E-House”, “EJ” or the “Company”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein). • The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with their evaluation of the Proposed Transaction and may not be distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps. • Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither the Company nor Duff & Phelps, nor any of their respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the materials if used by persons other than the Special Committee. • These materials are not intended to represent an Opinion and are incomplete without reference to, and should be viewed solely in conjunction with the discussion between Duff & Phelps and the Special Committee and shall not be treated, construed, used or relied upon in any way as an opinion, report, appraisal relating to the fairness of the Proposed Transaction, but rather to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion • The accompanying material does not, and any Opinion provided by Duff & Phelps would not: (i) address the merits of the underlying business decision of the Special Committee, the Board of Directors or the Company or any other party to the Proposed Transaction to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) constitute a recommendation to the Special Committee, the Board of Directors, the Company or any other person including security holders of the Company as to how such person should vote or as to any other specific action that should be taken in connection with the Proposed Transaction; or (iii) create any fiduciary duty on Duff & Phelps’ part to any party. • The information utilized in preparing this presentation was obtained from the Company and from public sources. Any estimates and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Duff & Phelps did not independently verify such information. • No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction. • Duff & Phelps’ affiliate, Duff & Phelps Securities, LLC (“DPS”), has acted as financial advisor to the Special Committee providing such financial and market related advice and assistance as requested by the Special Committee in connection with the Proposed Transaction, and will receive a fee for certain investment banking services if requested by the Special Committee. 2 CONFIDENTIAL

Table of Contents 1. Introduction and Transaction Overview 2. Valuation Analysis - Real Estate Online Services (LEJU) » » » Discounted Cash Flow Analysis Selected Public Companies / M&A Transactions Analysis Concluded Value Range 3. Valuation Analysis - Real Estate Brokerage Services, Information & Consulting Services, Advertising & Promotional Event Services, and Headquarter Function (EJ Core) » » » Discounted Cash Flow Analysis Selected Public Companies / M&A Transactions Analysis Concluded Value Range 4. Valuation Analysis – Wealth Management Services (Jupai Holdings Limited (JP)) » Trading Analysis and Concluded Value Range 5. Valuation Analysis - Community Value-Added Services (Shi Hui) » Financial Performance and Operation Metrics Appendix 1. 2. Assumptions, Qualifications, and Limiting Conditions Summary of Premiums Paid – Supplemental 3 CONFIDENTIAL

Introduction and Transaction Overview Section 01

Introduction and Transaction Overview The Engagement •Duff & Phelps was retained by the Special Committee and the Company to serve as independent financial advisor to the Special Committee (solely in its capacity as such). •Specifically, Duff & Phelps has been asked to provide an opinion (the “Opinion”) to the Special Committee as to the fairness, from a financial point of view, to (i) the holders of ordinary shares, par value US$0.001 per share, of the Company (the “Shares”), other than the Excluded Shares, the Dissenting Shares and the Shares represented by ADSs (each as defined below), and (ii) the holders of American Depositary Shares of the Company, each representing one Share (each, an “ADS” and collectively, “ADSs”), other than the ADSs representing the Excluded Shares, of the Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of the Shares or ADSs other than in their capacity as holders of Shares or ADSs). The Proposed Transaction • It is Duff & Phelps’ understanding that the Company, E-HOUSE HOLDINGS LTD., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), and E-HOUSE MERGER SUB LTD., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), the latest draft of which was dated as of April 14, 2016. Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, whereupon the separate existence of Merger Sub shall cease and the Company will be the surviving corporation, and in connection with such merger each Share issued and outstanding immediately prior to the effective time (the “Effective Time”) of the merger (other than the Excluded Shares, the Dissenting Shares and Shares represented by ADSs) will be cancelled in exchange for the right to receive US $6.85 in cash per Share without interest (the “Per Share Merger Consideration”) and each ADS issued and outstanding immediately prior to the Effective Time of the merger (other than ADSs representing the Excluded Shares) will be cancelled in exchange for the right to receive US $6.85 in cash per ADS without interest (the “Per ADS Merger Consideration”, and together with the Per Share Merger Consideration, the “Merger Consideration”) (collectively, the “Proposed Transaction”). Each outstanding and unexercised option to purchase Shares (other than Excluded Shares) granted by the Company under the Share Incentive Plan (as defined in the Merger Agreement) (each, an “Option”) shall be cancelled and converted into the right to receive, as soon as practicable after the Effective Time (without interest), a cash amount equal to the excess, if any, of the Per Share Merger Consideration over the excise price of such Option; provided that if the exercise price of any such Option is equal to or greater than the Per Share Merger Consideration, such Option shall be cancelled without any payment therefor. The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement. • For purposes of the Opinion, “Excluded Shares” and “Dissenting Shares” shall have the meaning set forth in the Merger Agreement. The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement. 5 CONFIDENTIAL

Introduction and Transaction Overview Scope of Analysis Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below: 1. Reviewed the following documents: » The Company’s annual reports and audited financial statements on Form 20-F filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2013 and December 31, 2014; Leju Holding Limited (“LEJU”)’s, also known as the real estate online services segment of the Company, annual reports and audited financial statements on Form 20-F filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2013 and December 31, 2014; Prospectuses for the initial public offerings of LEJU and Jupai Holdings Limited (“JP”) respectively filed with SEC; Unaudited financial statements of the Company and unaudited financial statements of LEJU, each for the year ended December 31, 2015; Unaudited financial statements of the community value-added services segment of the Company (“Shi Hui) and unaudited financial statements of » » » » the real estate financial services segment of the Company (“Fang Jin Suo”), each for the year ended December 31, 2014 and December 31, 2015; » Detailed financial projection models for LEJU and EJ Core (defined below) businesses, for the years ending December 31, 2016 through December 31, 2020, prepared and provided to Duff & Phelps by management of the Company, upon which Duff & Phelps has relied, with the Special Committee’s consent, in performing its analysis (collectively, the “Management Projections”); » Other internal documents relating to the history, past and current operations, financial conditions, and probable future outlook of the Company as well as of its relevant business segments, provided to Duff & Phelps by management of the Company; A letter dated April 13, 2016 from the management of the Company which made certain representations as to the Management Projections and the underlying assumptions for the Company (the “Management Representation Letter”); and » » Documents related to the Proposed Transaction, including the Merger Agreement. For purposes of this analysis, “EJ Core” shall mean the combination of the Company’s real estate brokerage services, real estate information and consulting services, real estate advertising and promotional event services, and headquarter function. The descriptions for various businesses of EJ are more fully set forth in the Company’s most recent Form 20-F filed with SEC. 6 CONFIDENTIAL

Introduction and Transaction Overview Scope of Analysis (continued) 2. 3. 4. Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company; Discussed with Company management its plans and intentions with respect to the management and operation of the businesses; Reviewed the historical trading price and trading volume of the ADSs and the publicly traded securities of selected companies that Duff & Phelps deemed relevant; Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, an analysis of selected transactions that Duff & Phelps deemed relevant, and a review of premiums paid in selected transactions that Duff & Phelps deemed relevant; and Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate. 5. 6. 7 CONFIDENTIAL

Introduction and Transaction Overview Ownership Summary E-House (China ) Holdings Limite d - Ow ne rship % of % of Curre nt Sha re holde rs Sha re s Dilute d Sha re s Ba sic Sha re s Buyer Consortium Mr. Xin Zhou and his affiliates Mr. Neil Nanpeng Shen and his affiliate SINA Corporation Total Buyer Consortium 31,736,591 3,483,813 29,333,740 20.6% 2.3% 19.0% 22.1% 2.4% 20.4% Other Top Holders 25.7% 64,554,144 41.9% 44.9% Other Top Holders Singapore (Republic of) BT Pension Scheme Contrarius Investment Management Limited Credit Suisse, Investment Banking and Securities Investments Schroder Investment Management Limited Monetary Authority of Singapore Schroder Investment Management (Hong Kong) Limited GLG Partners, Inc. Fortress Investment Group LLC Henderson Global Investors Limited Total Other Top Holders 9,353,247 8,714,165 5,403,904 5,336,197 2,260,100 1,923,676 1,917,300 1,726,942 1,539,720 1,482,353 6.1% 5.6% 3.5% 3.5% 1.5% 1.2% 1.2% 1.1% 1.0% 1.0% 6.5% 6.1% 3.8% 3.7% 1.6% 1.3% 1.3% 1.2% 1.1% 1.0% Others 30.2% 39,657,604 25.7% 27.6% Other Stockholders 39,713,211 25.7% 27.6% Total Shares Outstanding 143,924,959 93.3% 100.0% Buyer Consortium 44.1% (1) Options In-the-Money at Revised Offer Price Held by Buyer Consortium Options In-the-Money at Revised Offer Price Held by Others Unvested Restricted Shares Held by Buyer Consortium Unvested Restricted Shares 3,347,550 5,608,733 148,334 1,210,381 2.2% 3.6% 0.1% 0.8% Source: Company filings, Capital IQ, Company provided. (1) Includes the basic shares, in-the-money employee stock options and unvested restricted shares held by Buyer Consortium. 8 CONFIDENTIAL Fully Diluted Shares Outstanding at Current Offer Price 154,239,957 100.0%

Introduction and Transaction Overview

Trading Analysis

E-House (China) Holdings Limited

November 3, 2014 to April 12, 2016



Nov 19, 2014
EJ reported Q3 '14 earnings results. The Company reported total revenue of $218.7 million and diluted EPS of $0.14. The Company also declared a cash dividend of $0.20 per ADS.
Mar 18, 2015
EJ reported Q4 '14 earnings results. The Company reported total revenue of $312.3 million and diluted EPS of $0.12. The Company also declared a cash dividend of $0.15 per ADS.
May 19, 2015
EJ reported Q1 '15 earnings results. The Company reported total revenue of $169.1 million and diluted EPS of ($0.18).
Jun 9, 2015
EJ received a non-binding proposal from Mr. Xin Zhou and Mr. Neil Nanpeng Shen to acquire remaining shares of EJ for $7.38 per ADS.
Jun 19, 2015
SINA joined the buyer consortium.
Nov 2, 2015
The buyer consortium revised the offer price downward to $6.64 per ADS.
Original Offer Price ($7.38)
Premium Relative to:
One Day Prior $6.71 10.0%
30- Day VWAP (1) $6.43 14.8%
60- Day VWAP (1) $6.19 19.1%
90- Day VWAP (1) $6.31 17.0%
Revised Offer Price ($6.64)
Premium Relative to:
One Day Prior $6.20 7.1%
30- Day VWAP (1) $6.30 5.5%
60- Day VWAP (1) $5.98 11.0%
90- Day VWAP (1) $6.04 9.9%
Nov 19, 2014
EJ announced the partial spin off of LEJU. The distributed shares of LEJU accounted for approximately 5% of its shares oustanding.
Aug 25, 2015
EJ reported Q2 '15 earnings results. The Company reported total revenue of $270.5 million and diluted EPS of $0.06.
Nov 18, 2015
EJ reported Q3 '15 earnings results. The Company reported total revenue of $258.7 million and diluted EPS of $0.09.
ADS / Share Price
Volume (thousands)
$13.00
$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
16,000.0
14,000.0
12,000.0
10,000.0
8,000.0
6,000.0
4,000.0
2,000.0
0.0
11/3/14
12/3/14
1/3/15
2/3/15
3/3/15
4/3/15
5/3/15
6/3/15
7/3/15
8/3/15
9/3/15
10/3/15
11/3/15
12/3/15
1/3/16
2/3/16
3/3/16
4/3/16
Volume
Price
30-day Trailing VWAP
60-day Trailing VWAP
90-day Trailing VWAP
Original Offer ($7.38, Jun 2015)
Revised Offer ($6.64, Nov 2015)
Current Offer ($6.85, Apr 2016)

(1) Trailing Volume Weighted Average Price (VWAP) at Original or Revised Offer Date

E-House (China) Holdings Limited Historical Trading Metrics

(in thousands, except per ADS)

One year prior to revised offer date (Nov 2, 2015)		*Post revised offer date (Nov 2, 2015)*	
Average Closing Price	$6.80	Average Closing Price	$6.00
High	$10.53	High	$6.33
Low	$5.00	Low	$5.19
Average Volume	1,505.1	Average Volume	574.5
% of Shares Issued and Outstanding	1.0%	% of Shares Issued and Outstanding	0.4%
% of Float	2.3%	% of Float	0.9%

Source: Capital IQ

E-House (China) Holdings Limited - Thomson Estimates Consensus

Contributor	Date	Target Price	Prior Date	Prior Target Price
Brean Capital LLC	11/19/2015	$6.64	8/26/2015	$7.38
Credit Suisse	2/29/2016	$6.64	5/18/2015	$8.00
Mean		**$6.64**		
Median		**$6.64**		
No. of Estimates		**2**		

CONFIDENTIAL

9

DUFF & PHELPS

Introduction and Transaction Overview Proposed Transaction E-House (China) Holdings Limited - Current Offer Premium Clos ing Price Im plied Prem ium Current ADS price (4/12/2016) $6.29 8.9% Initial Public Offering (8/7/2007) $13.80 (50.4%) Source: Capital IQ and SEC filings 10 CONFIDENTIAL Current Offer$6.85 30-days trailing VWAP prior to current date$6.1910.7% 60-days trailing VWAP prior to current date$5.9315.5% 90-days trailing VWAP prior to current date$5.9714.8%

Introduction and Transaction Overview

Valuation Summary

Valuation Range Conclusions - E-House (China) Holdings Limited					
(USD in thousands, except per share data)					
		Low		High	
Sum of the Parts					
EJ's Equity Stake in LEJU		$469,527	-	$558,252	
EJ's Equity Stake in EJ Core		268,259	-	332,459	
EJ's Equity Stake in JP		90,357	-	90,357	
EJ's Equity Stake in Shi Hui [(1)]		73,354	-	73,354	
Subtotal		$901,497	-	$1,054,422	
Plus: Proceeds from Exercise of In-the-Money Employee Stock Options [(2)]		$41,869	-	$41,869	
Plus: Investment in Fang Jin Suo [(3)]		0	-	0	
Plus: Expected Cash Settlement Amount of Zero-Strike Call Option [(4)]		21,795	-	25,328	
Value Attributable to Fully Diluted Shares		**$965,161**	-	**$1,121,619**	
Fully Diluted Shares Issued and Outstanding [(5)]		154,239,957		154,239,957	**Offer Price**
Per Share Value Range		$6.26	-	$7.27	**$6.85**
Implied Valuation Multiples					
P/ Book Value	$6.16	1.02x	-	1.18x	
P/ Tangible Book Value	$5.04	1.24x	-	1.44x	

Note: Balance sheet data as of December 31, 2015.

(1) Value is based on EJ's total paid-in equity capital in Shi Hui. The Company ultimately holds a 51% interest in Shi Hui's off-shore holding company.
(2) Does not include out-of-the-money employee stock options.
(3) Determined to be immaterial, with consideration of a review of historical financial performance, operation metrics, and business outlook for Fang Jing Suo, a start-up online real estate peer-to-peer financial platform, as furnished by management of the Company.
(4) A zero-strike call option held by the Company, which covers 3,482,972 ADSs. The Company has right to receive cash settlement upon the completion of the Proposed Transaction.
(5) Does not include out-of-the-money employee stock options. Includes the shares underlying the zero-strike call option.

CONFIDENTIAL

11

DUFF & PHELPS

Introduction and Transaction ADS Valuation Range Overview Concluded Range Value Per Share/ ADS $4.50 $5.00 $5.50 $6.00 $6.50 $7.00 $7.50 $8.00 $8.50 12 CONFIDENTIAL $6.85 Offer Price $6.26 $7.27

Valuation Analysis - Real Estate Online Services (LEJU) Section 02

Valuation Analysis Ownership Summary - Real Estate Online Services (LEJU) Le ju Holdings Limite d - Ow ne rship % of Curre nt Sha re holde rs Sha re s Dilute d Sha re s % of Ba sic Sha re s Tencent Holdings Limited 15.0% Top Holders E-House (China) Holdings Limited Tencent Holdings Limited Contrarius Investment Management Limited Zhou, Xin Fidelity Investments Generation Investment Management LLP Franklin Resources, Inc. Schroder Investment Management Limited Acadian Asset Management, Inc. Susquehanna International Group, LLP, Asset Management Arm Millennium Management LLC Credit Suisse, Investment Banking and Securities Investments Total Top Holders 93,694,920 21,231,220 3,465,785 1,706,829 1,237,121 928,299 601,561 425,022 369,461 66.3% 15.0% 2.5% 1.2% 0.9% 0.7% 0.4% 0.3% 0.3% 69.4% 15.7% 2.6% 1.3% 0.9% 0.7% 0.4% 0.3% 0.3% 340,420 322,988 0.2% 0.2% 0.3% 0.2% Others 18.7% 290,868 0.2% 0.2% 124,614,494 88.2% 92.4% E-House (China) Holdings Limited 66.3% Other Stockholders 10,316,376 7.3% 7.6% Total Shares Outstanding 134,930,870 95.5% 100.0% Options In-the-Money at Market Price Unvested Restricted Shares 5,599,218 797,336 4.0% 0.6% Source: LEJU filings, Capital IQ, Company provided. 14 CONFIDENTIAL Fully Diluted Shares Outstanding at Market Price141,327,424100.00%

Valuation Analysis - Trading Analysis Real Estate Online Services (LEJU) Leju Holdings Limited - Trading History November 3, 2014 to April 12, 2016 Nov 19, 2014 EJ announced the partial spin off of LEJU. Following Nov 19, 2014 LEJU reported Q3 '14 earnings results. The $17.00 $16.00 $15.00 $14.00 $13.00 $12.00 $11.00 $10.00 $9.00 $8.00 $7.00 $6.00 $5.00 $4.00 $3.00 $2.00 Mar 18, 2015 5,000.0 4,500.0 4,000.0 3,500.0 Jan 21, 2016 Company reported Company reported total earnings results. The 3,000.0 million and diluted EPS expects the Q4 revenues to diluted EPS of ($0.04). 2,500.0 2,000.0 1,500.0 1,000.0 500.0 0.0 Volume Price 30-day Trailing VWAP 60-day Trailing VWAP 90-day Trailing VWAP EJ Offer Date EJ Revised Offer Date Leju Holdings Limited - Thomson Estimates Consensus Leju Holdings Limited Historical Trading Metrics Prior Target Price (in thousands, except per ADS) Contributor Date Target Price Prior Date One year prior to revised offer date (Nov 2, 2015) Post revised offer date (Nov 2, 2015) China International Capital Co. Ltd. Credit Suisse CLSA UBS Investment Bank Entitlement Needed Macquarie Research Nomura Securities Co. Ltd. JP Morgan 3/22/2016 3/17/2016 8/25/2015 4/8/2016 $6.89 $6.30 $6.00 $5.89 $5.40 $5.30 $4.76 $4.00 3/14/2016 3/1/2016 3/18/2015 11/5/2015 $7.30 $7.00 $9.00 $7.55 Average Closing Price High Low Average Volume % of Shares Issued and Outstanding % of Float $8.83 $15.98 $4.75 478.6 0.4% 2.6% Average Closing Price High Low Average Volume % of Shares Issued and Outstanding % of Float $5.09 $7.16 $3.37 187.4 0.1% 1.0% 3/14/2016 3/15/2016 3/15/2016 11/20/2015 2/22/2016 2/23/2016 $6.50 $4.30 $3.70 Mean Median No. of Estimates $5.57 $5.65 8 Source: Capital IQ 15 CONFIDENTIAL Volume (thousands) ADS / Share Price Company reported total the distribution of LEJULEJU reported Q4 '14 earnings results.Mar 15, 2016 revenue of $128.3 million shares, EJ’s equity stake inThe Company reported total revenue ofLEJU reported Q4 '15 and diluted EPS of $0.19. LEJU would decrease from$171.8 million and diluted EPS of $0.17.earnings results. The approximately 75% toThe Company also declared a cashCompany reported approximately 70%.dividend of $0.20 per ADS.total revenue of $173.4 million and May 19, 2015Aug 25, 2015diluted EPS of $0.09. LEJU reported Q1 '15LEJU reported Q2 '15Nov 19, 2015 earnings results. Theearnings results. TheLEJU reported Q3 '15 revenue of $93.4 million andtotal revenue of $157.8 Company reportedLEJU announced that it of $0.09.total revenue ofbetween US$170 million $151.2 million andand US$180 million, diluted EPS of $0.12. resulting FY 2015 revenues lower than prior guidance.

Valuation Analysis - Real Estate Online Services (LEJU)

Financial Performance

Performance Metrics (LEJU)

(USD in thousands)

					Management Projections				
	2012A	2013A	2014A	2015A	2016P	2017P	2018P	2019P	2020P
E-Commerce Revenues	$26,996	$170,205	$326,680	$420,552	$471,967	$535,840	$581,290	$626,005	$668,324
Growth	*NA*	*530.5%*	*91.9%*	*28.7%*	*12.2%*	*13.5%*	*8.5%*	*7.7%*	*6.8%*
Online Advertising Revenues	$138,767	$145,445	$155,050	$134,230	$139,721	$142,360	$144,140	$148,172	$152,384
Growth	*5.1%*	*4.8%*	*6.6%*	*(13.4%)*	*4.1%*	*1.9%*	*1.3%*	*2.8%*	*2.8%*
Listing Revenues	$5,533	$19,772	$14,293	$21,022	$24,688	$29,227	$33,256	$37,442	$41,073
Growth	*10.3%*	*257.4%*	*(27.7%)*	*47.1%*	*17.4%*	*18.4%*	*13.8%*	*12.6%*	*9.7%*
Others Revenues	$0	$0	$0	$0	$6,321	$15,333	$29,571	$43,427	$55,295
Growth	*NA*	*NA*	*NA*	*NA*	*NA*	*142.6%*	*92.9%*	*46.9%*	*27.3%*
Total Net Revenue	$171,296	$335,422	$496,023	$575,804	$642,696	$722,760	$788,257	$855,045	$917,075
Growth	*25.0%*	*95.8%*	*47.9%*	*16.1%*	*11.6%*	*12.5%*	*9.1%*	*8.5%*	*7.3%*
Adjusted Gross Profit (1)	$145,810	$297,667	$461,898	$537,447	$574,669	$653,698	$718,610	$783,464	$843,486
Margin	*85.1%*	*88.7%*	*93.1%*	*93.3%*	*89.4%*	*90.4%*	*91.2%*	*91.6%*	*92.0%*
EBITDA (2)	($4,531)	$85,166	$107,248	$73,509	$53,244	$62,813	$85,764	$102,100	$114,626
Margin	*(2.6%)*	*25.4%*	*21.6%*	*12.8%*	*8.3%*	*8.7%*	*10.9%*	*11.9%*	*12.5%*
Growth	*NM*	*NM*	*25.9%*	*(31.5%)*	*(27.6%)*	*18.0%*	*36.5%*	*19.0%*	*12.3%*
EBIT (2)	($46,203)	$45,888	$81,077	$43,612	$37,576	$47,053	$70,551	$87,163	$99,723
Margin	*(27.0%)*	*13.7%*	*16.3%*	*7.6%*	*5.8%*	*6.5%*	*9.0%*	*10.2%*	*10.9%*
Growth	*NM*	*NM*	*76.7%*	*(46.2%)*	*(13.8%)*	*25.2%*	*49.9%*	*23.5%*	*14.4%*
Capital Expenditures	$18,181	$16,957	$12,123	$15,260	$3,636	$3,942	$4,246	$4,473	$4,713
as % of Total Net Revenue	*10.6%*	*5.1%*	*2.4%*	*2.7%*	*0.6%*	*0.5%*	*0.5%*	*0.5%*	*0.5%*
Net Working Capital (3)	($69,100)	($27,240)	($38,557)	($36,376)	($47,348)	($52,724)	($54,428)	($57,425)	($60,679)
as % of Total Net Revenue	*(40.3%)*	*(8.1%)*	*(7.8%)*	*(6.3%)*	*(7.4%)*	*(7.3%)*	*(6.9%)*	*(6.7%)*	*(6.6%)*

(1) Gross profit is adjusted to exclude Depreciation and Amortization expense.

(2) EBITDA and EBIT are adjusted to exclude non-recurring income (expenses).

(3) Normalized net working capital as of December 31, 2015 is presented. Actual net working capital as of December 31, 2015 is around USD22.46 million, with USD58.83 million being determined as excess working capital.

Source: LEJU filings, Capital IQ, Company provided.

CONFIDENTIAL

16

DUFF & PHELPS

Valuation Analysis - Real Estate Online Services (LEJU) Discounted Cash Flow Analysis – Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows. • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders. • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk. • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles. Discounted Cash Flow Key Assumptions • As a basis for the Discounted Cash Flow (“DCF”) analysis, Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending December 31, 2016-2020, discussions with Company management, a review of the LEJU’s historical performance and other factors it deemed appropriate. • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula. • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 14.0% to 17.0%, derived from the Capital Asset Pricing Model. • The following is a summary of the Management Projections for LEJU utilized in the discounted cash flow analysis: LEJU’s net revenue is projected to increase at a compound annual growth rate (“CAGR”) of 9.8% over the five-year period ending 2020. LEJU’s EBITDA is projected to decrease in 2016, and then rebound in later years. EBITDA CAGR is 9.3% for the five-year period ending 2020. EBITDA margin is projected to decrease in 2016, and then rebound to 12.5% in 2020. Capital expenditures averaged to 0.5% of revenue over the five-year period ending 2020. 17 CONFIDENTIAL

Valuation Analysis - Real Estate Online Services (LEJU)

DCF Valuation Summary

Discounted Cash Flow Analysis (LEJU)

(USD in thousands)

	LTM 12/31/2015	2016P	2017P	2018P	2019P	2020P	Terminal Normalization [3]	CAGR 3 Year	CAGR 5 Year
Total Net Revenue	$575,804	$642,696	$722,760	$788,257	$855,045	$917,075	$917,075	11.0%	9.8%
Growth	*16.1%*	*11.6%*	*12.5%*	*9.1%*	*8.5%*	*7.3%*			
EBITDA	$73,509	$53,244	$62,813	$85,764	$102,100	$114,626	$114,626		
EBITDA Margin	*12.8%*	*8.3%*	*8.7%*	*10.9%*	*11.9%*	*12.5%*	*12.5%*		
Growth	*(31.5%)*	*(27.6%)*	*18.0%*	*36.5%*	*19.0%*	*12.3%*		5.3%	9.3%
Earnings Before Interest and Taxes		$37,576	$47,053	$70,551	$87,163	$99,723	$99,723		
Pro Forma Taxes		(10,686)	(13,039)	(18,337)	(22,525)	(25,949)	(25,949)		
Net Operating Profit After Tax		$26,890	$34,014	$52,213	$64,638	$73,773	$73,773		
Depreciation & Amortization		$15,668	$15,760	$15,213	$14,937	$14,904	$14,904		
Capital Expenditures		(3,636)	(3,942)	(4,246)	(4,473)	(4,713)	(4,713)		
(Increase) / Decrease in Working Capital		10,973	5,376	1,704	2,996	3,254	1,820		
Free Cash Flow [1]		$49,894	$51,208	$64,885	$78,098	$87,218	$85,784		

Enterprise Value Range		Low		High
Terminal Growth Rate		3.0%	-	3.0%
Weighted Average Cost of Capital		17.00%	-	14.00%
Enterprise Value Range (Before Adjustment)		$494,890	-	$629,738
Present Value of Additional Operating Cost after Signing New Agreements with SINA [2]		(77,913)	-	(69,123)
Concluded Enterprise Value Range (Rounded)		$417,000	-	$560,600
Implied Valuation Multiples				
EV / 2015 EBITDA	$73,509	5.7x	-	7.6x
EV / 2016 EBITDA	$53,244	7.8x	-	10.5x
EV / 2017 EBITDA	$62,813	6.6x	-	8.9x
EV / 2015 EBIT	$43,612	9.6x	-	12.9x
EV / 2016 EBIT	$37,576	11.1x	-	14.9x
EV / 2017 EBIT	$47,053	8.9x	-	11.9x
EV / 2015 Revenue	$575,804	0.72x		0.97x
EV / 2016 Revenue	$642,696	0.65x	-	0.87x
EV / 2017 Revenue	$722,760	0.58x	-	0.78x

(1) Prior to application of 10% dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the cost of equity derived in the WACC calculation and included in the concluded enterprise value range.

(2) Existing cooperation agreements with SINA, which allow LEJU to use certain licensed assets such as domain names, trademarks and software free of charge, will expire in 2024. Management of the Company projected additional operating cost will be incurred after signing new cooperation agreements with SINA in 2024.

(3) Normalization for changes in working capital based on the terminal growth rate.

Note: Balance sheet data and LTM as of December 31, 2015. Financial performance metrics presented are adjusted to exclude non-recurring income (expenses).

CONFIDENTIAL

18

DUFF & PHELPS

Valuation Analysis - Real Estate Online Services (LEJU) Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis •Duff & Phelps selected seven publicly traded companies in the real estate online services and specialty internet portal industries that were deemed relevant to its analysis. •Duff & Phelps analyzed the financial performance of each of the publicly traded companies. Duff & Phelps then analyzed the selected public companies’ trading multiples of enterprise value to revenue and enterprise value to EBITDA. Selected M&A Transactions Analysis •Duff & Phelps selected precedent transactions involving target companies that Duff & Phelps determined to be relevant to its analysis. Duff & Phelps computed the LTM revenue and EBITDA for each of the target companies (where publicly disclosed). Duff & Phelps then calculated the implied enterprise value to revenue and enterprise value to EBITDA multiples for each transaction. •Duff & Phelps selected seven precedent transactions within the real estate online services and specialty internet portal industries. Duff & Phelps analyzed a number of factors in comparing the Company to the selected public companies and the targets in the selected M&A transactions, including historical and forecasted growth in revenue and profits, profit margins and other characteristics that we deemed relevant. Rather than applying the average or median multiple from the public company set, Duff & Phelps selected multiples that reflect the LEJU’s size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group. None of the companies utilized for comparative purposes in the following analysis are directly comparable to LEJU, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction. Duff & Phelps does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of LEJU and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of LEJU. Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations. 19 CONFIDENTIAL

Valuation Analysis - Real Estate Online Services (LEJU)

Selected Public Companies Analysis – Financial Metrics

Selected Public Companies Analysis (LEJU)

COMPANY INFORMATION			REVENUE GROWTH				EBITDA GROWTH				EBITDA MARGIN			
Company Name	HQ	Exchange	3-YR CAGR	2015	2016	2017	3-YR CAGR	2015	2016	2017	3-YR AVG	2015	2016	2017
Real Estate Online Service Companies														
SouFun Holdings Ltd.	China	NYSE	27.1%	25.7%	29.0%	34.1%	NM	-107.1%	NA	NA	33.2%	-2.6%	-6.4%	8.6%
Zillow Group, Inc.	United States	NasdaqGS	76.7	97.8	25.7	21.8	NM	NA	NA	66.1	-1.4	-0.7	14.8	20.2
Rightmove plc	Jnited Kingdon	LSE	17.2	15.0	11.3	10.9	18.1	12.4	15.9	11.2	71.8	71.9	74.9	75.1
Zoopla Property Group Plc	Jnited Kingdon	LSE	44.3	34.1	59.0	11.3	165.1	19.2	40.9	18.6	45.5	42.9	38.0	40.5
REA Group Limited	Australia	ASX	23.5	19.5	22.6	16.7	32.2	27.5	36.0	17.5	47.6	50.9	56.4	56.8
Group Median			27.1%	25.7%	25.7%	16.7%	32.2%	15.8%	36.0%	18.1%	45.5%	42.9%	38.0%	40.5%
China Specialty Portal Companies														
Bitauto Holdings Limited	China	NYSE	56.0%	63.1%	33.5%	22.8%	NM	-124.6%	NA	35.0%	13.5%	-3.6%	11.5%	12.6%
Autohome Inc.	China	NYSE	67.8	62.4	84.4	35.3	57.3	32.9	15.6	33.8	42.9	36.3	22.7	22.5
Group Median			61.9%	62.8%	59.0%	29.0%	57.3%	-45.9%	15.6%	34.4%	28.2%	16.3%	17.1%	17.6%
Aggregate Mean			44.7%	45.4%	37.9%	21.8%	68.2%	-23.3%	27.1%	30.4%	36.2%	27.9%	30.3%	33.8%
Aggregate Median			44.3%	34.1%	29.0%	21.8%	44.8%	15.8%	26.0%	26.2%	42.9%	36.3%	22.7%	22.5%
Aggregate Minimun			17.2%	15.0%	11.3%	10.9%	18.1%	-124.6%	15.6%	11.2%	-1.4%	-3.6%	-6.4%	8.6%
Aggregate Maximum			76.7%	97.8%	84.4%	35.3%	165.1%	32.9%	40.9%	66.1%	71.8%	71.9%	74.9%	75.1%
LEJU (Management Projections)[1]			49.8%	16.1%	11.6%	12.5%	163.2%	-31.5%	-27.6%	18.0%	19.9%	12.8%	8.3%	8.7%

(1) LEJU's financial performance metrics presented are adjusted to exclude non-recurring income (expenses).

LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Capital IQ, SEC filings, Company provided

CONFIDENTIAL

20

DUFF & PHELPS

Valuation Analysis - Real Estate Online Services (LEJU)

Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis (LEJU)

($ in millions, except per share data)

COMPANY INFORMATION			MARKET DATA			ENTERPRISE VALUE AS MULTIPLE OF					
Company Name	HQ	Exchange	Stock Price on 4/12/16	% of 52-Wk High	Enterprise Value	2015 EBITDA	2016 EBITDA	2017 EBITDA	2015 Revenue	2016 Revenue	2017 Revenue
Real Estate Online Service Companies											
SouFun Holdings Ltd.	China	NYSE	$5.96	59.9%	$2,227	NM	NM	16.9x	2.52x	1.95x	1.46x
Zillow Group, Inc.	United States	NasdaqGS	21.59	61.9	3,568	NM	29.8	17.9	5.54	4.40	3.62
Rightmove plc	United Kingdom	LSE	56.55	93.5	5,372	27.3	23.6	21.2	19.64	17.64	15.91
Zoopla Property Group Plc	United Kingdom	LSE	3.57	90.3	2,050	31.2	22.2	18.7	13.39	8.42	7.56
REA Group Limited	Australia	ASX	40.34	95.6	4,929	24.2	17.8	15.1	12.31	10.04	8.61
Group Median						27.3x	22.9x	17.9x	12.31x	8.42x	7.56x
China Specialty Portal Companies											
Bitauto Holdings Limited	China	NYSE	$27.42	42.2%	$1,189	NM	12.5x	9.3x	1.92x	1.43x	1.17x
Autohome Inc.	China	NYSE	29.40	53.4	2,863	14.7	12.7	9.5	5.34	2.89	2.14
Group Median						14.7x	12.6x	9.4x	3.6x	2.2x	1.7x
Aggregate Mean						24.4x	19.8x	15.5x	8.66x	6.68x	5.78x
Aggregate Median						25.8x	20.0x	16.9x	5.54x	4.40x	3.62x
Aggregate Minimun						14.7x	12.5x	9.3x	1.92x	1.43x	1.17x
Aggregate Maximum						31.2x	29.8x	21.2x	19.64x	17.64x	15.91x

Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) – (Cash & Equivalents) – (Net Non-Operating Assets)
LTM = Latest Twelve Months
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Capital IQ, SEC filings

CONFIDENTIAL

21

DUFF & PHELPS

Valuation Analysis - Real Estate Online Services (LEJU)

Selected Public Companies Analysis – Ranking Tables

Selected Public Company Ranking Tables (LEJU)

Company	LTM Revenue (US$ million)
SouFun Holdings Ltd. (NYSE:SFUN)	$884
Zillow Group, Inc. (NASDAQGS:ZG)	645
Bitauto Holdings Limited (NYSE:BITA)	621
Leju Holdings Limited (NYSE:LEJU)	576
REA Group Limited (ASX:REA)	541
Autohome Inc. (NYSE:ATHM)	536
Rightmove plc (LSE:RMV)	274
Zoopla Property Group Plc (LSE:ZPLA)	153

Company	3-Yr CAGR Revenue
Zillow Group, Inc. (NASDAQGS:ZG)	76.7%
Autohome Inc. (NYSE:ATHM)	67.8
Bitauto Holdings Limited (NYSE:BITA)	56.0
Leju Holdings Limited (NYSE:LEJU)	49.8
Zoopla Property Group Plc (LSE:ZPLA)	44.3
SouFun Holdings Ltd. (NYSE:SFUN)	27.1
REA Group Limited (ASX:REA)	23.5
Rightmove plc (LSE:RMV)	17.2

Company	LTM Revenue Growth
Zillow Group, Inc. (NASDAQGS:ZG)	97.8%
Bitauto Holdings Limited (NYSE:BITA)	63.1
Autohome Inc. (NYSE:ATHM)	62.4
REA Group Limited (ASX:REA)	52.5
Zoopla Property Group Plc (LSE:ZPLA)	34.1
SouFun Holdings Ltd. (NYSE:SFUN)	25.7
Leju Holdings Limited (NYSE:LEJU)	16.1
Rightmove plc (LSE:RMV)	15.0

Company	2016 Revenue Growth
Autohome Inc. (NYSE:ATHM)	84.4%
Zoopla Property Group Plc (LSE:ZPLA)	59.0
Bitauto Holdings Limited (NYSE:BITA)	33.5
SouFun Holdings Ltd. (NYSE:SFUN)	29.0
Zillow Group, Inc. (NASDAQGS:ZG)	25.7
REA Group Limited (ASX:REA)	22.6
LEJU (Management Projections)	11.6
Rightmove plc (LSE:RMV)	11.3

Company	2017 Revenue Growth
Autohome Inc. (NYSE:ATHM)	35.3%
SouFun Holdings Ltd. (NYSE:SFUN)	34.1
Bitauto Holdings Limited (NYSE:BITA)	22.8
Zillow Group, Inc. (NASDAQGS:ZG)	21.8
REA Group Limited (ASX:REA)	16.7
LEJU (Management Projections)	12.5
Zoopla Property Group Plc (LSE:ZPLA)	11.3
Rightmove plc (LSE:RMV)	10.9

Company	3-Yr AVG EBITDA Margin
Rightmove plc (LSE:RMV)	71.8%
REA Group Limited (ASX:REA)	47.6
Zoopla Property Group Plc (LSE:ZPLA)	45.5
Autohome Inc. (NYSE:ATHM)	42.9
SouFun Holdings Ltd. (NYSE:SFUN)	33.2
Leju Holdings Limited (NYSE:LEJU)	19.9
Bitauto Holdings Limited (NYSE:BITA)	13.5
Zillow Group, Inc. (NASDAQGS:ZG)	(1.4)

Company	LTM EBITDA Margin
Rightmove plc (LSE:RMV)	71.9%
REA Group Limited (ASX:REA)	53.7
Zoopla Property Group Plc (LSE:ZPLA)	42.9
Autohome Inc. (NYSE:ATHM)	36.3
Leju Holdings Limited (NYSE:LEJU)	12.8
Zillow Group, Inc. (NASDAQGS:ZG)	(0.7)
SouFun Holdings Ltd. (NYSE:SFUN)	(2.6)
Bitauto Holdings Limited (NYSE:BITA)	(3.6)

Company	2016 EBITDA Margin
Rightmove plc (LSE:RMV)	74.9%
REA Group Limited (ASX:REA)	56.4
Zoopla Property Group Plc (LSE:ZPLA)	38.0
Autohome Inc. (NYSE:ATHM)	22.7
Zillow Group, Inc. (NASDAQGS:ZG)	14.8
Bitauto Holdings Limited (NYSE:BITA)	11.5
LEJU (Management Projections)	8.3
SouFun Holdings Ltd. (NYSE:SFUN)	(6.4)

Company	2017 EBITDA Margin
Rightmove plc (LSE:RMV)	75.1%
REA Group Limited (ASX:REA)	56.8
Zoopla Property Group Plc (LSE:ZPLA)	40.5
Autohome Inc. (NYSE:ATHM)	22.5
Zillow Group, Inc. (NASDAQGS:ZG)	20.2
Bitauto Holdings Limited (NYSE:BITA)	12.6
LEJU (Management Projections)	8.7
SouFun Holdings Ltd. (NYSE:SFUN)	8.6

Company	2016 EBITDA Growth
Zoopla Property Group Plc (LSE:ZPLA)	40.9%
REA Group Limited (ASX:REA)	36.0
Rightmove plc (LSE:RMV)	15.9
Autohome Inc. (NYSE:ATHM)	15.6
LEJU (Management Projections)	(27.6)
SouFun Holdings Ltd. (NYSE:SFUN)	NA
Zillow Group, Inc. (NASDAQGS:ZG)	NA
Bitauto Holdings Limited (NYSE:BITA)	NA

Company	2017 EBITDA Growth
Zillow Group, Inc. (NASDAQGS:ZG)	66.1%
Bitauto Holdings Limited (NYSE:BITA)	35.0
Autohome Inc. (NYSE:ATHM)	33.8
Zoopla Property Group Plc (LSE:ZPLA)	18.6
LEJU (Management Projections)	18.0
REA Group Limited (ASX:REA)	17.5
Rightmove plc (LSE:RMV)	11.2
SouFun Holdings Ltd. (NYSE:SFUN)	NA

Company	LTM Revenue Per Employee (US$ thousand)
Rightmove plc (LSE:RMV)	$595
Zoopla Property Group Plc (LSE:ZPLA)	350
Zillow Group, Inc. (NASDAQGS:ZG)	293
Autohome Inc. (NYSE:ATHM)	163
Bitauto Holdings Limited (NYSE:BITA)	118
Leju Holdings Limited (NYSE:LEJU)	115
SouFun Holdings Ltd. (NYSE:SFUN)	80
REA Group Limited (ASX:REA)	NA

Source: Capital IQ, SEC filings, Company provided

CONFIDENTIAL

22

DUFF & PHELPS

Valuation Analysis - Real Estate Online Services (LEJU)

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis - Eagle (LEJU)

($ in millions)

Announced	Status	Target Name	Target Business Description	Acquirer Name	EV	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / EBITDA	EV / Revenue
Real Estate Online Services										
9/30/2014	Closed	Move, Inc.	Move, Inc. operates an online network of Websites for real estate search in North America.	News Corporation	$916.4	$239.7	$7.9	3.3%	NM	3.82x
6/9/2014	Closed	Trulia, Inc.	Trulia, Inc. provides tools to research homes and neighborhoods through Web and mobile applications.	Zillow, Inc. (nka:Zillow Group, Inc.)	$3,090.5	$208.6	($26.4)	(12.6%)	NM	14.82x
2/28/2014	Closed	Apartments, LLC	Apartments, LLC operates an online resource for individuals looking for an apartment for rent.	CoStar Group Inc.	$585.0	$85.9	$24.4	28.5%	23.9x	6.81x
					Group Median			3.3%	23.9x	6.81x
China Sepcialty Portal										
12/7/2015	Pending	Jiayuan.com International Ltd.	Jiayuan.com International Ltd. operates an online dating platform in the People's Republic of China.	LoveWorld Inc.	$155.7	$110.0	$4.9	4.4%	31.9x	1.42x
10/22/2015	Pending	Chengdu Guqiang Technology Co. Ltd.	Chengdu Guqiang Technology Co. Ltd. provides online fiction service through Kanshu.com.	Hunan TV & Broadcast Intermediary Co., Ltd.	$143.3	$20.0	N/A	N/A	N/A	7.17x
12/31/2014	Closed	Yantai Weian Information Technology Co., Ltd.	Yantai Weian Information Technology Co., Ltd. owns and operates a financial website.	Chengdu Santai Electronics Industry Co., Ltd.	$120.5	$17.2	N/A	N/A	N/A	7.03x
11/1/2012	Closed	Bitauto Holdings Limited	Bitauto Holdings Limited provides Internet content and marketing services for the automotive industry in the People's Republic of China.	Cox Automotive, Inc.	$187.5	$148.9	$20.3	13.6%	9.2x	1.26x
					Group Median			9.0%	20.6x	4.22x
					Aggregate Mean			7.4%	21.7x	6.05x
					Aggregate Median			4.4%	23.9x	6.81x
					Aggregate Minimun			(12.6%)	9.2x	1.26x
					Aggregate Maximum			28.5%	31.9x	14.82x

Source: Capital IQ

CONFIDENTIAL

23

DUFF & PHELPS

Valuation Analysis - Real Estate Online Services (LEJU)

Selected Public Companies / M&A Transaction Analysis Summary

Selected Public Companies / M&A Transactions Analysis (LEJU)

(USD in thousands)

Enterprise Valuation Multiples					Valuation Summary						
Metric	Public Companies Range			Public Companies Median	Selected Multiple Range			Company Performance	Enterprise Value Range		
EV / 2017 EBITDA	9.3x	-	21.2x	16.9x	7.50x	-	9.50x	$62,813	$471,097	-	$596,723
EV / 2017 Revenue	1.17x	-	15.91x	3.62x	0.65x	-	0.85x	$722,760	$469,794	-	$614,346

Enterprise Value Range (Before Adjustment)	$470,400	-	$605,500
PV of Additional Operating Cost after Signing New Agreements with SINA [(1)]	(77,913)	-	(69,123)
Concluded Enterprise Value Range (Rounded)	$392,500	-	$536,400

Implied Valuation Multiples

EV / 2015 EBITDA	$73,509	5.3x	-	7.3x
EV / 2016 EBITDA	$53,244	7.4x	-	10.1x
EV / 2017 EBITDA	$62,813	6.2x	-	8.5x
EV / 2015 EBIT	$43,612	9.0x	-	12.3x
EV / 2016 EBIT	$37,576	10.4x	-	14.3x
EV / 2017 EBIT	$47,053	8.3x	-	11.4x
EV / 2015 Revenue	$575,804	0.68x	-	0.93x
EV / 2016 Revenue	$642,696	0.61x	-	0.83x
EV / 2017 Revenue	$722,760	0.54x	-	0.74x

Considerations

- Dependence on the cooperation agreements with SINA
- SINA's right to early terminate the cooperation agreements if EJ discontinues to control LEJU
- Real estate investments slowdown in China
- Labor intensive business model
- EBITDA margins below most peers
- Dividend withholding tax

Note: Balance sheet data and LTM as of December 31, 2015. Financial performance metrics presented are adjusted to exclude non-recurring income (expenses).
(1) Existing cooperation agreements with SINA, which allow LEJU to use certain licensed assets such as domain names, trademarks and software free of charge, will expire in 2024. Management of the Company projected additional operating cost will be incurred after signing new cooperation agreements with SINA.

CONFIDENTIAL

24

DUFF & PHELPS

Valuation Analysis - Real Estate Online Services (LEJU)

Concluded Value Range

Valuation Range Conclusions (LEJU)

(USD in thousands, except per share data)

		Low		High
Enterprise Value				
Discounted Cash Flow Analysis		$417,000	-	$560,600
Selected Public Companies / M&A Transactions Analysis		392,500	-	536,400
Enterprise Value Range		$404,750	-	$548,500
Plus: Proceeds from Exercise of In-the-Money Employee Stock Options [1]		$25,756	-	$36,759
Plus: Investment in affiliates		669	-	669
Plus: Excess Working Capital		58,833	-	58,833
Less: Non Operating Liabilities, net [2]		(8,351)	-	(8,351)
Less: Debt		0	-	0
Less: Noncontrolling Interest [3]		(21,697)	-	(30,785)
Value Attributable to Fully Diluted Shares (Excluding Cash)		$459,961	-	$605,625
Fully Diluted Shares Issued and Outstanding [1]		141,327,424		143,313,424
Per Share Value Range (Excluding Excess Cash)		$3.25	-	$4.23
Plus: Excess Cash [4]		$248,264	-	$248,264
Cash Value Per Fully Diluted Share Issued and Outstanding		$1.76	-	$1.73
Per Share Value Range		$5.01	-	$5.96
Equity Value Attributable to LEJU Shareholders		$708,224	-	$853,889
Equity Value Attributable to EJ Shareholders		$469,527	-	$558,252
		66.3%		65.4%
Implied Valuation Multiples				
EV / 2015 EBITDA	$73,509	5.5x	-	7.5x
EV / 2016 EBITDA	$53,244	7.6x	-	10.3x
EV / 2017 EBITDA	$62,813	6.4x	-	8.7x
EV / 2015 EBIT	$43,612	9.3x	-	12.6x
EV / 2016 EBIT	$37,576	10.8x	-	14.6x
EV / 2017 EBIT	$47,053	8.6x	-	11.7x
EV / 2015 Revenue	$575,804	0.70x	-	0.95x
EV / 2016 Revenue	$642,696	0.63x	-	0.85x
EV / 2017 Revenue	$722,760	0.56x	-	0.76x
P/ Book Value	$3.19	1.57x	-	1.87x
P/ Tangible Book Value	$2.26	2.21x	-	2.63x

Leju Holdings Limited - Valuation Implied Premium

	Closing	Implied Premium	
	Price	Low	High
Current ADS price (4/12/2016)	$5.16	(2.9%)	15.5%
30-days trailing VWAP prior to current date	$4.70	6.6%	26.8%
60-days trailing VWAP prior to current date	$4.42	13.3%	34.7%
90-days trailing VWAP prior to current date	$4.74	5.8%	25.7%
Concluded Value - Low	$5.01		
Concluded Value - High	$5.96		

Note: Balance sheet data and LTM as of December 31, 2015. Financial performance metrics presented are adjusted to exclude non-recurring income (expenses).

(1) Does not include out-of-the-money employee stock options.
(2) Includes acquisition consideration payable and certain payables to related party of non-operating nature.
(3) Present value of net income attributable to non-controlling interest discounted separately at the cost of equity derived in the WACC calculation.
(4) Reflects a 10% withholding tax discount on excess cash held at onshore entities.

CONFIDENTIAL

25

DUFF & PHELPS

Valuation Analysis - Real Estate Brokerage Services, Information & Consulting Services, Advertising & Promotional Event Services, and Headquarter function (EJ Core) Section 03 For purposes of this analysis, “EJ Core” shall mean the combination of the Company’s real estate brokerage services, real estate information and consulting services, real estate advertising and promotional event services, and headquarter function. The descriptions for various businesses of EJ are more fully set forth in the Company’s most recent Form 20-F filed with SEC.

Valuation Analysis - Real Estate Brokerage, Information & Consulting and Promotional Events Services (EJ Core)

Financial Performance

Performance Metrics (EJ Core)

(USD in thousands)

	2012A	2013A	2014A	2015A	2016P	2017P	2018P	2019P	2020P
Real Estate Brokerage Services	$208,285	$280,777	$283,368	$368,071	$352,382	$365,449	$371,239	$382,664	$394,674
Growth		*34.8%*	*0.9%*	*29.9%*	*(4.3%)*	*3.7%*	*1.6%*	*3.1%*	*3.1%*
Real Estate Information & Consulting Services	$54,518	$76,683	$82,679	$58,329	$77,954	$86,428	$100,533	$118,713	$132,695
Growth		*40.7%*	*7.8%*	*(29.5%)*	*33.6%*	*10.9%*	*16.3%*	*18.1%*	*11.8%*
Real Estate Promotional Events Services	$27,602	$32,225	$30,092	$21,350	$25,971	$29,434	$32,278	$35,288	$38,586
Growth		*16.7%*	*(6.6%)*	*(29.1%)*	*21.6%*	*13.3%*	*9.7%*	*9.3%*	*9.3%*
Total Net Revenue	$290,404	$389,685	$396,140	$447,750	$456,307	$481,311	$504,050	$536,665	$565,956
Growth		*34.2%*	*1.7%*	*13.0%*	*1.9%*	*5.5%*	*4.7%*	*6.5%*	*5.5%*
Gross Profit (1)	$141,995	$180,427	$144,893	$182,858	$173,942	$184,717	$197,275	$214,483	$229,567
Margin	*48.9%*	*46.3%*	*36.6%*	*40.8%*	*38.1%*	*38.4%*	*39.1%*	*40.0%*	*40.6%*
EBITDA (2)	($16,950)	$20,179	($11)	$7,861	$22,104	$32,938	$44,536	$58,520	$70,168
Margin	*(5.8%)*	*5.2%*	*(0.0%)*	*1.8%*	*4.8%*	*6.8%*	*8.8%*	*10.9%*	*12.4%*
Growth		*NM*	*NM*	*NM*	*181.2%*	*49.0%*	*35.2%*	*31.4%*	*19.9%*
EBIT (2)	($22,663)	$14,242	($6,866)	($1,223)	$10,199	$19,804	$31,322	$45,055	$56,517
Margin	*(7.8%)*	*3.7%*	*(1.7%)*	*(0.3%)*	*2.2%*	*4.1%*	*6.2%*	*8.4%*	*10.0%*
Growth		*NM*	*NM*	*NM*	*NM*	*94.2%*	*58.2%*	*43.8%*	*25.4%*
Capital Expenditures	NA	NA	$27,297	$41,981	$7,416	$7,674	$7,889	$8,233	$8,593
as % of Total Net Revenue	*NA*	*NA*	*6.9%*	*9.4%*	*1.6%*	*1.6%*	*1.6%*	*1.5%*	*1.5%*
Net Working Capital	NA	$239,167	$315,540	$272,251	$283,237	$283,563	$280,008	$290,702	$301,746
as % of Total Net Revenue	*NA*	*61.4%*	*79.7%*	*60.8%*	*62.1%*	*58.9%*	*55.6%*	*54.2%*	*53.3%*

(1) Gross profit is adjusted to exclude Depreciation and Amortization expense.
(2) EBITDA and EBIT are adjusted to exclude public company costs and non-recurring income (expenses).
Source: Company filings, Capital IQ, Company provided.

CONFIDENTIAL

27

DUFF & PHELPS

Valuation Analysis - EJ Core Discounted Cash Flow Analysis – Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows. • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders. • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk. • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles. Discounted Cash Flow Key Assumptions • As a basis for the DCF analysis, Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending December 31, 2016-2020, discussions with Company management, a review of the EJ Core’s historical performance and other factors it deemed appropriate. • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula. • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 12.75% to 14.75%, derived from the Capital Asset Pricing Model. • The following is a summary of the Management Projections for LEJU utilized in the discounted cash flow analysis: EJ Core’s net revenue is projected to increase at a compound annual growth rate (“CAGR”) of 4.8% over the five-year period ending 2020. EBITDA CAGR is 54.9% for the five-year period through 2016-2020. EBITDA margin is projected to increase from 4.8% in 2016 to 12.4% in 2020. Capital expenditures averaged to 1.6% of revenue over the five-year period ending 2020. 28 CONFIDENTIAL

Valuation Analysis - EJ Core

DCF Valuation Summary

Discounted Cash Flow Analysis (EJ Core)

(USD in thousands)

	LTM 12/31/2015	2016P	2017P	2018P	2019P	2020P	Terminal Normalization (2)	CAGR 3 Year	CAGR 5 Year
Total Net Revenue	$447,750	$456,307	$481,311	$504,050	$536,665	$565,956	$565,956	4.0%	4.8%
Growth	*13.0%*	*1.9%*	*5.5%*	*4.7%*	*6.5%*	*5.5%*			
EBITDA	$7,861	$22,104	$32,938	$44,536	$58,520	$70,168	$70,168		
EBITDA Margin	*1.8%*	*4.8%*	*6.8%*	*8.8%*	*10.9%*	*12.4%*	*12.4%*		
Growth	*NM*	*181.2%*	*49.0%*	*35.2%*	*31.4%*	*19.9%*		78.3%	54.9%
Earnings Before Interest and Taxes		$10,199	$19,804	$31,322	$45,055	$56,517	$56,517		
Pro Forma Taxes		(8,321)	(11,742)	(13,908)	(16,569)	(19,004)	(19,004)		
Net Operating Profit After Tax		$1,878	$8,063	$17,414	$28,486	$37,513	$37,513		
Depreciation & Amortization		$11,905	$13,133	$13,214	$13,465	$13,651	$13,651		
Capital Expenditures		(7,416)	(7,674)	(7,889)	(8,233)	(8,593)	(8,593)		
(Increase) / Decrease in Working Capital		(10,986)	(326)	3,554	(10,693)	(11,044)	(9,052)		
Free Cash Flow (1)		($4,618)	$13,197	$26,293	$23,025	$31,527	$33,519		

Enterprise Value Range		Low		High
Terminal Growth Rate		3.0%	-	3.0%
Weighted Average Cost of Capital		14.75%	-	12.75%
Concluded Enterprise Value Range (Rounded)		**$205,500**	-	**$254,300**
Implied Valuation Multiples				
EV / 2015 EBITDA	$7,861	26.1x	-	32.4x
EV / 2016 EBITDA	$22,104	9.3x	-	11.5x
EV / 2017 EBITDA	$32,938	6.2x	-	7.7x
EV / 2015 EBIT	($1,223)	NM	-	NM
EV / 2016 EBIT	$10,199	20.1x	-	24.9x
EV / 2017 EBIT	$19,804	10.4x	-	12.8x
EV / 2015 Revenue	$447,750	0.46x	-	0.57x
EV / 2016 Revenue	$456,307	0.45x	-	0.56x
EV / 2017 Revenue	$481,311	0.43x	-	0.53x

(1) Prior to application of 10% dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the cost of equity derived in the WACC calculation and included in the concluded enterprise value range.

(2) Normalization for changes in working capital based on the terminal growth rate.

Note: Balance sheet data and LTM as of December 31, 2015. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

CONFIDENTIAL
29
DUFF & PHELPS

Valuation Analysis - EJ Core Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis •Duff & Phelps selected nine publicly traded companies in the real estate brokerage and consulting industry that were deemed relevant to its analysis. •Duff & Phelps analyzed the financial performance of each of the publicly traded companies. Duff & Phelps then analyzed the selected public companies’ trading multiples of enterprise value to revenue and enterprise value to EBITDA. Selected M&A Transactions Analysis •Duff & Phelps selected precedent transactions involving target companies that Duff & Phelps determined to be relevant to its analysis. Duff & Phelps computed the LTM revenue and EBITDA for each of the target companies (where publicly disclosed). Duff & Phelps then calculated the implied enterprise value to revenue and enterprise value to EBITDA multiples for each transaction. •Duff & Phelps selected twelve precedent transactions within the real estate brokerage and consulting industry. Duff & Phelps analyzed a number of factors in comparing the Company to the selected public companies and the targets in the selected M&A transactions, including historical and forecasted growth in revenue and profits, profit margins and other characteristics that we deemed relevant. Rather than applying the average or median multiple from the public company set, Duff & Phelps selected multiples that reflect the EJ Core’s size, growth outlook, capital requirements, profit margins, revenue mix, and other characteristics relative to the group. None of the companies utilized for comparative purposes in the following analysis are directly comparable to EJ Core, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction. Duff & Phelps does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of EJ Core and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of EJ Core. Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations. 30 CONFIDENTIAL

Valuation Analysis - EJ Core

Selected Public Companies Analysis – Financial Metrics

Selected Public Companies Analysis (EJ Core)

COMPANY INFORMATION			REVENUE GROWTH				EBITDA GROWTH				EBITDA MARGIN			
Company Name	HQ	Exchange	3-YR CAGR	2015	2016	2017	3-YR CAGR	2015	2016	2017	3-YR AVG	2015	2016	2017
China Real Estate Brokerage & Consulting Companies														
Midland Holdings Ltd.	Hong Kong	SEHK	0.0%	-5.2%	3.5%	-1.6%	NM	-126.4%	NA	NA	-0.6%	-1.2%	-0.2%	1.2%
Hopefluent Group Holdings Ltd.	China	SEHK	15.9	12.3	6.7	7.6	-1.7	2.2	0.9	9.1	14.7	12.6	12.0	12.1
Shenzhen Worldunion Properties Consultancy Incorporated	China	SZSE	35.9	42.4	23.4	21.3	41.9	47.2	11.1	20.1	19.0	19.1	17.2	17.0
Group Median			15.9%	12.3%	6.7%	7.6%	20.1%	2.2%	6.0%	14.6%	14.7%	12.6%	12.0%	12.1%
Global Real Estate Brokerage & Consulting Companies														
Realogy Holdings Corp.	United States	NYSE	6.9%	7.1%	5.3%	5.0%	13.0%	5.3%	15.3%	6.4%	13.3%	13.2%	14.5%	14.6%
CoStar Group Inc.	United States	NasdaqGS	26.7	23.6	17.8	14.1	11.9	-40.8	152.2	42.8	20.3	12.8	27.5	34.4
CBRE Group, Inc.	United States	NYSE	18.6	20.0	25.9	4.5	10.7	12.8	39.3	12.0	11.4	10.5	11.6	12.5
Kennedy-Wilson Holdings, Inc.	United States	NYSE	87.0	45.4	12.8	13.2	196.2	67.1	101.2	-8.2	21.8	34.4	61.4	49.8
Jones Lang LaSalle Incorporated	United States	NYSE	14.9	9.9	5.2	3.1	17.6	11.5	8.4	9.2	10.9	11.3	11.6	12.3
Savills plc	United Kingdom	LSE	16.8	19.0	3.9	5.7	30.2	20.6	2.4	9.3	9.4	9.9	9.7	10.1
Group Median			17.7%	19.5%	9.1%	5.3%	15.3%	12.2%	27.3%	9.3%	12.3%	12.1%	13.0%	13.6%
Aggregate Mean			24.7%	19.4%	11.6%	8.1%	40.0%	0.0%	41.4%	12.6%	13.4%	13.6%	18.4%	18.2%
Aggregate Median			16.8%	19.0%	6.7%	5.7%	15.3%	11.5%	13.2%	9.3%	13.3%	12.6%	12.0%	12.5%
Aggregate Minimun			0.0%	-5.2%	3.5%	-1.6%	-1.7%	-126.4%	0.9%	-8.2%	-0.6%	-1.2%	-0.2%	1.2%
Aggregate Maximum			87.0%	45.4%	25.9%	21.3%	196.2%	67.1%	152.2%	42.8%	21.8%	34.4%	61.4%	49.8%
EJ Core (Management Projections)[(1)]			15.5%	13.0%	1.9%	5.5%	NM	NM	181.2%	49.0%	2.3%	1.8%	4.8%	6.8%

(1) EJ Core's financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Capital IQ, SEC filings, Company provided

CONFIDENTIAL

31

DUFF & PHELPS

Valuation Analysis - EJ Core

Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis (EJ Core)

($ in millions, except per share data)

COMPANY INFORMATION			MARKET DATA			ENTERPRISE VALUE AS MULTIPLE OF					
Company Name	HQ	Exchange	Stock Price on 4/12/16	% of 52-Wk High	Enterprise Value	2015 EBITDA	2016 EBITDA	2017 EBITDA	2015 Revenue	2016 Revenue	2017 Revenue
China Real Estate Brokerage & Consulting Companies											
Midland Holdings Ltd.	Hong Kong	SEHK	$0.31	60.8%	$79	NM	NM	12.8x	0.16x	0.15x	0.15x
Hopefluent Group Holdings Ltd.	China	SEHK	0.27	67.1	9	0.2	0.2	0.2	0.03	0.02	0.02
Shenzhen Worldunion Properties Consultancy Incorporated	China	SZSE	1.29	37.6	2,855	20.5	18.5	15.4	3.92	3.17	2.62
Group Median						10.4x	9.3x	12.8x	0.16x	0.15x	0.15x
Global Real Estate Brokerage & Consulting Companies											
Realogy Holdings Corp.	United States	NYSE	$36.17	73.0%	$8,797	11.7x	10.1x	9.5x	1.54x	1.46x	1.39x
CoStar Group Inc.	United States	NasdaqGS	177.30	81.2	5,804	63.5	25.2	17.6	8.15	6.92	6.07
CBRE Group, Inc.	United States	NYSE	29.02	74.6	13,382	11.7	8.4	7.5	1.23	0.98	0.94
Kennedy-Wilson Holdings, Inc.	United States	NYSE	21.77	82.4	7,493	35.1	17.5	19.0	12.09	10.72	9.47
Jones Lang LaSalle Incorporated	United States	NYSE	116.49	65.0	5,690	8.5	7.8	7.2	0.95	0.91	0.88
Savills plc	United Kingdom	LSE	10.68	76.0	1,224	6.8	6.6	6.1	0.67	0.64	0.61
Group Median						11.7x	9.3x	8.5x	1.4x	1.2x	1.2x
Aggregate Mean						19.8x	11.8x	10.6x	3.19x	2.78x	2.46x
Aggregate Median						11.7x	9.3x	9.5x	1.23x	0.98x	0.94x
Aggregate Minimun						0.2x	0.2x	0.2x	0.03x	0.02x	0.02x
Aggregate Maximum						63.5x	25.2x	19.0x	12.09x	10.72x	9.47x

Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Non-Controlling Interest) – (Cash & Equivalents) – (Net Non-Operating Assets)
LTM = Latest Twelve Months
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Capital IQ, SEC filings

CONFIDENTIAL 32 DUFF & PHELPS

Valuation Analysis - EJ Core

Selected Public Companies Analysis – Ranking Tables

Selected Public Company Ranking Tables (EJ Core)

Company	LTM Revenue (US$ million)
CBRE Group, Inc. (NYSE:CBG)	$10,856
Jones Lang LaSalle Incorporated (NYSE:JLL)	5,966
Realogy Holdings Corp. (NYSE:RLGY)	5,706
Savills plc (LSE:SVS)	1,827
Shenzhen Worldunion (SZSE:002285)	729
CoStar Group Inc. (NasdaqGS:CSGP)	712
Kennedy-Wilson Holdings, Inc. (NYSE:KW)	620
Midland Holdings Ltd. (SEHK:1200)	504
EJ Core	448
Hopefluent Group Holdings Ltd. (SEHK:733)	358

Company	3-Yr CAGR Revenue
Kennedy-Wilson Holdings, Inc. (NYSE:KW)	87.0%
Shenzhen Worldunion (SZSE:002285)	35.9
CoStar Group Inc. (NasdaqGS:CSGP)	26.7
CBRE Group, Inc. (NYSE:CBG)	18.6
Savills plc (LSE:SVS)	16.8
Hopefluent Group Holdings Ltd. (SEHK:733)	15.9
EJ Core	15.5
Jones Lang LaSalle Incorporated (NYSE:JLL)	14.9
Realogy Holdings Corp. (NYSE:RLGY)	6.9
Midland Holdings Ltd. (SEHK:1200)	(0.0)

Company	LTM Revenue Growth
Kennedy-Wilson Holdings, Inc. (NYSE:KW)	45.4%
Shenzhen Worldunion (SZSE:002285)	42.4
CoStar Group Inc. (NasdaqGS:CSGP)	23.6
CBRE Group, Inc. (NYSE:CBG)	20.0
Savills plc (LSE:SVS)	19.0
EJ Core	13.0
Hopefluent Group Holdings Ltd. (SEHK:733)	12.3
Jones Lang LaSalle Incorporated (NYSE:JLL)	9.9
Realogy Holdings Corp. (NYSE:RLGY)	7.1
Midland Holdings Ltd. (SEHK:1200)	(5.2)

Company	2016 Revenue Growth
CBRE Group, Inc. (NYSE:CBG)	25.9%
Shenzhen Worldunion (SZSE:002285)	23.4
CoStar Group Inc. (NasdaqGS:CSGP)	17.8
Kennedy-Wilson Holdings, Inc. (NYSE:KW)	12.8
Hopefluent Group Holdings Ltd. (SEHK:733)	6.7
Realogy Holdings Corp. (NYSE:RLGY)	5.3
Jones Lang LaSalle Incorporated (NYSE:JLL)	5.2
Savills plc (LSE:SVS)	3.9
Midland Holdings Ltd. (SEHK:1200)	3.5
EJ Core	1.9

Company	2017 Revenue Growth
Shenzhen Worldunion (SZSE:002285)	21.3%
CoStar Group Inc. (NasdaqGS:CSGP)	14.1
Kennedy-Wilson Holdings, Inc. (NYSE:KW)	13.2
Hopefluent Group Holdings Ltd. (SEHK:733)	7.6
Savills plc (LSE:SVS)	5.7
EJ Core	5.5
Realogy Holdings Corp. (NYSE:RLGY)	5.0
CBRE Group, Inc. (NYSE:CBG)	4.5
Jones Lang LaSalle Incorporated (NYSE:JLL)	3.1
Midland Holdings Ltd. (SEHK:1200)	(1.6)

Company	3-Yr AVG EBITDA Margin
Kennedy-Wilson Holdings, Inc. (NYSE:KW)	21.8%
CoStar Group Inc. (NasdaqGS:CSGP)	20.3
Shenzhen Worldunion (SZSE:002285)	19.0
Hopefluent Group Holdings Ltd. (SEHK:733)	14.7
Realogy Holdings Corp. (NYSE:RLGY)	13.3
CBRE Group, Inc. (NYSE:CBG)	11.4
Jones Lang LaSalle Incorporated (NYSE:JLL)	10.9
Savills plc (LSE:SVS)	9.4
EJ Core	2.3
Midland Holdings Ltd. (SEHK:1200)	(0.6)

Company	LTM EBITDA Margin
Kennedy-Wilson Holdings, Inc. (NYSE:KW)	34.4%
Shenzhen Worldunion (SZSE:002285)	19.1
Realogy Holdings Corp. (NYSE:RLGY)	13.2
CoStar Group Inc. (NasdaqGS:CSGP)	12.8
Hopefluent Group Holdings Ltd. (SEHK:733)	12.6
Jones Lang LaSalle Incorporated (NYSE:JLL)	11.3
CBRE Group, Inc. (NYSE:CBG)	10.5
Savills plc (LSE:SVS)	9.9
EJ Core	1.8
Midland Holdings Ltd. (SEHK:1200)	(1.2)

Company	2016 EBITDA Margin
Kennedy-Wilson Holdings, Inc. (NYSE:KW)	61.4%
CoStar Group Inc. (NasdaqGS:CSGP)	27.5
Shenzhen Worldunion (SZSE:002285)	17.2
Realogy Holdings Corp. (NYSE:RLGY)	14.5
Hopefluent Group Holdings Ltd. (SEHK:733)	12.0
CBRE Group, Inc. (NYSE:CBG)	11.6
Jones Lang LaSalle Incorporated (NYSE:JLL)	11.6
Savills plc (LSE:SVS)	9.7
EJ Core	4.8
Midland Holdings Ltd. (SEHK:1200)	(0.2)

Company	2017 EBITDA Margin
Kennedy-Wilson Holdings, Inc. (NYSE:KW)	49.8%
CoStar Group Inc. (NasdaqGS:CSGP)	34.4
Shenzhen Worldunion (SZSE:002285)	17.0
Realogy Holdings Corp. (NYSE:RLGY)	14.6
CBRE Group, Inc. (NYSE:CBG)	12.5
Jones Lang LaSalle Incorporated (NYSE:JLL)	12.3
Hopefluent Group Holdings Ltd. (SEHK:733)	12.1
Savills plc (LSE:SVS)	10.1
EJ Core	6.8
Midland Holdings Ltd. (SEHK:1200)	1.2

Company	LTM DSO (Average Balance)
Realogy Holdings Corp. (NYSE:RLGY)	8
CoStar Group Inc. (NasdaqGS:CSGP)	20
Kennedy-Wilson Holdings, Inc. (NYSE:KW)	32
Shenzhen Worldunion (SZSE:002285)	66
CBRE Group, Inc. (NYSE:CBG)	71
Savills plc (LSE:SVS)	74
Jones Lang LaSalle Incorporated (NYSE:JLL)	91
Midland Holdings Ltd. (SEHK:1200)	130
Hopefluent Group Holdings Ltd. (SEHK:733)	131
EJ Core	252

Company	LTM Revenue Per Employee (US$ thousand)
Kennedy-Wilson Holdings, Inc. (NYSE:KW)	$1,252
Realogy Holdings Corp. (NYSE:RLGY)	501
CoStar Group Inc. (NasdaqGS:CSGP)	271
CBRE Group, Inc. (NYSE:CBG)	155
Jones Lang LaSalle Incorporated (NYSE:JLL)	97
Savills plc (LSE:SVS)	60
Midland Holdings Ltd. (SEHK:1200)	43
Shenzhen Worldunion (SZSE:002285)	36
EJ Core	30
Hopefluent Group Holdings Ltd. (SEHK:733)	21

Source: Capital IQ, SEC filings, Company provided

CONFIDENTIAL

33

DUFF & PHELPS

Valuation Analysis - EJ Core

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis - Eagle (EJ Core)

($ in millions)

Announced	Status	Target Name	Target Business Description	Acquirer Name	EV	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / EBITDA	EV / Revenue
Real Estate Brokerage & Consulting Services										
2/23/2016	Pending	Unitika Estate Co., Ltd.	Unitika Estate Co., Ltd. provides real estate brokerage services.	Yamaichi Real Estate Co., Ltd.	$15.6	$50.3	N/A	N/A	N/A	0.31x
1/5/2016	Closed	RELS, LLC	RELS LLC provides property appraisal services in the United States.	CoreLogic Solutions, LLC	$130.3	$241.0	$46.3	19.2%	2.8x	0.54x
7/7/2015	Closed	GL Hearn Limited	GL Hearn Limited, a property consultancy, provides commercial property advice to public sector, developers, investors, and occupiers.	Capita plc	$46.1	$47.9	N/A	N/A	N/A	0.96x
12/14/2014	Closed	Massey Knakal Realty Services, Inc.	Massey Knakal Realty Services, Inc., a property sales company, specializes in the sale of investment and user properties in the New York metropolitan area.	Cushman & Wakefield, Inc., prior to merger with DTZ Holdings plc	$101.0	$80.0	N/A	N/A	N/A	1.26x
5/29/2014	Closed	AOS Studley SAS	AOS Studley SAS provides global real estate consulting, workplace consulting, and project management services worldwide.	Management Buyout	$501.4	$106.0	N/A	N/A	N/A	4.73x
5/1/2014	Closed	Studley, Inc. (nka:Savills Studley, Inc.)	Savills Studley, Inc. provides commercial real estate services for tenant representation to organizations across various industries.	Savills plc	$260.0	$233.0	$18.4	7.9%	14.1x	1.12x
10/15/2013	Closed	Space Design, Inc.	Space Design, Inc. is engaged in real estate sale and brokerage.	Kenedix, Inc.	$23.9	$40.8	N/A	N/A	N/A	0.59x
5/10/2013	Closed	Tokyu Livable, Inc.	Tokyu Livable, Inc. offers real estate agency and lease brokerage services.	Tokyu Land Corporation	$833.2	$627.3	$75.4	12.0%	11.1x	1.33x
3/28/2013	Closed	60% of Colliers Schauer & Schöll Gmbh and 60% of Colliers Brautigam & Kramer	As of March 28, 2013, 60% of Colliers Schauer & Schöll Gmbh and 60% of Colliers Brautigam & Kramer was acquired by Colliers International Property Consultants, Inc. Controlling Interest in Colliers Schauer & Schöll Gmbh and Colliers Brautigam & Kramer represents the combined operations of Colliers Schauer & Schöll Gmbh and Colliers Brautigam & Kramer in its sale to FirstService Corporation.	Colliers International Property Consultants, Inc.	$27.1	$60.0	N/A	N/A	N/A	0.45x
9/7/2012	Closed	Syswin Inc.	Syswin Inc. provides real estate services in the People's Republic of China.	Management Buyout	$31.0	$77.3	($5.3)	(6.8%)	NM	0.40x
8/8/2012	Closed	Hersing Corp. Ltd.	Hersing Corporation Ltd., an investment holding company, provides real estate brokerage, valuation, consultancy, property management, money remittance and lending, and self-storage services.	Management Buyout	$150.0	$229.6	$18.1	7.9%	8.3x	0.65x
4/13/2012	Closed	Able & Partners Inc.	Able & Partners Inc., along with its subsidiaries, provides real estate brokerage, brokerage-related, and property maintenance and management	Management Buyout	$288.3	$556.5	$44.0	7.9%	6.5x	0.52x
					Aggregate Mean			8.0%	8.6x	1.07x
					Aggregate Median			7.9%	8.3x	0.62x
					Aggregate Minimun			(6.8%)	2.8x	0.31x
					Aggregate Maximum			19.2%	14.1x	4.73x

Source: Capital IQ

CONFIDENTIAL

34

DUFF & PHELPS

Valuation Analysis - Real Estate Brokerage, Information & Consulting and Promotional Events Services (EJ Core)

Selected Public Companies / M&A Transaction Analysis Summary

Selected Public Companies / M&A Transactions Analysis (EJ Core)

(USD in thousands)

Enterprise Valuation Multiples					Valuation Summary					
Metric	Public Companies Range			Public Companies Median	Selected Multiple Range			Company Performance	Enterprise Value Range		
EV / 2017 EBITDA	0.2x	-	19.0x	9.5x	7.5x	-	9.5x	$32,938	$247,034	-	$312,909
EV / 2017 Revenue	0.02x	-	9.47x	0.94x	0.45x	-	0.65x	$481,311	$216,590	-	$312,852

Enterprise Value Range (Rounded)		$231,800	-	$312,900
Implied Valuation Multiples				
EV / 2015 EBITDA	$7,861	29.5x	-	39.8x
EV / 2016 EBITDA	$22,104	10.5x	-	14.2x
EV / 2017 EBITDA	$32,938	7.0x	-	9.5x
EV / 2015 EBIT	($1,223)	NM	-	NM
EV / 2016 EBIT	$10,199	22.7x	-	30.7x
EV / 2017 EBIT	$19,804	11.7x	-	15.8x
EV / 2015 Revenue	$447,750	0.52x	-	0.70x
EV / 2016 Revenue	$456,307	0.51x	-	0.69x
EV / 2017 Revenue	$481,311	0.48x	-	0.65x

Considerations

- Real estate investments slowdown in China
- Labor intensive business model
- EBITDA margins below most peers
- Long days sales outstanding (DSO)
- Dividend withholding tax

Note: Balance sheet data and LTM as of December 31, 2015. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses).

CONFIDENTIAL

35

DUFF & PHELPS

Valuation Analysis - Real Estate Events Services (EJ Core) Concluded Value Range Brokerage, Information & Consulting and Promotional Valuation Range Conclusions (EJ Core) (USD in thousands, except per share data) Low High Enterprise Value Dis counted Cas h Flow Analys is Selected Public Com panies / M&A Trans actions Analys is $205,500 231,800 - - $254,300 312,900 Plus : Exces s Cas h (1) Plus : Inves tm ent in Affiliates (2) Plus : Other Non-Operating As s ets (3) Les s : Loans and Convertible Note (4) Les s : Other Non-Operating Liabilities (5) $148,557 38,527 110,443 (236,687) (7,728) (3,502) - - - - - - $148,557 38,527 110,443 (236,687) (7,728) (4,253) Note: Balance sheet data and LTM as of December 31, 2015. Financial performance metrics presented are adjusted to exclude public company costs and non-recurring income (expenses). (6) Les s : Noncontrolling Interes t (1) Includes cash & cash equivalents, and current portion and non-current portion of restricted cash. Includes LP interests in real estate funds whose fair value is reflected in balance sheet, and equity method investments. Includes loan to related parties, loan to staff and prepayment for investment. Includes short-term bank loan, long-term bank loan and convertible note. The convertible note is expected to be redeemed at face value upon completion of the Proposed Transaction. Includes loan from a shareholder and certain non-current liabilities of non-operating nature. Present value of net income attributable to non-controlling interest discounted separately at the cost of equity derived in the WACC calculation. (2) Implied Valuation Multiples EV / 2015 EBITDA EV / 2016 EBITDA EV / 2017 EBITDA EV / 2015 EBIT EV / 2016 EBIT EV / 2017 EBIT EV / 2015 Revenue EV / 2016 Revenue EV / 2017 Revenue P/ Book Value P/ Tangible Book Value $7,861 $22,104 $32,938 ($1,223) $10,199 $19,804 $447,750 $456,307 $481,311 $543,246 $521,133 27.8x 9.9x 6.6x NM 21.4x 11.0x 0.49x 0.48x 0.45x 0.49x 0.51x - - - - - - - - - - - 36.1x 12.8x 8.6x NM 27.8x 14.3x 0.63x 0.62x 0.59x 0.61x 0.64x (3) (4) (5) (6) 36 CONFIDENTIAL Equity Value Attributable to EJ Shareholders$268,259-$332,459 Enterprise Value Range$218,650-$283,600

Valuation Analysis – Wealth Management Services (Jupai Holdings Limited (JP)) Section 04

Valuation Analysis - Wealth Management Services (Jupai Holdings Limited (JP))

Trading Analysis and Concluded Value Range

Jupai Holdings Limited - Ownership

Current Shareholders	Shares	% of Shares
Top Holders		
E-House (China) Holdings Limited and its affiliates	55,320,612	28.8%
Tianxiang Hu and his affiliate	27,640,078	14.4%
SINA Corporation and its affiliate	21,798,340	11.3%
Xin Zhou and his affiliate	15,915,960	8.3%
Keliang Li	8,332,974	4.3%
Yacheng Shen	6,000,000	3.1%
Yichi Zhang	6,000,000	3.1%
Weishi Yao	3,682,865	1.9%
Total Top Holders	144,690,829	75.3%
Other Stockholders	47,366,930	24.7%
Total Shares Outstanding	192,057,759	100.0%

Source: Company filings, Jupai IPO prospectus

Jupai Holdings Limited - Trading Price

	ADS Price	Volume	30-day Trailing VWAP	60-day Trailing VWAP	90-day Trailing VWAP
3/28/2016	$9.67	0.1	$9.67	$9.60	$9.62
3/29/2016	$8.72	46.4	$9.45	$9.55	$9.60
3/30/2016	$9.90	88.9	$9.60	$9.59	$9.61
3/31/2016	$9.90	16.7	$9.62	$9.58	$9.61
4/1/2016	$9.98	7.8	$9.65	$9.58	$9.62
4/4/2016	$10.00	93.4	$9.74	$9.62	$9.63
4/5/2016	$10.00	117.6	$9.80	$9.66	$9.65
4/7/2016	$9.90	1.8	$9.80	$9.62	$9.66
4/8/2016	$9.90	0.6	$9.80	$9.58	$9.67
4/11/2016	$9.94	0.5	$9.80	$9.57	$9.67

IPO Date	ADS Price
7/15/2015	$10.00

Source: Capital IQ

Valuation Conclusion (JP)

(USD in thousands, except per share data)

30-Day Trailing VWAP (4/11/2016)	**$9.80**
x Number of ADS Equivalent Held by EJ	9,220,102
Equity Value Attributable to EJ Shareholders	**$90,357**

CONFIDENTIAL

38

DUFF & PHELPS

Valuation Analysis - Community Value-Added Services (Shi Hui) Section 04

Valuation Analysis - Community Value-Added Services (Shi Hui)

Financial Performance and Operation Metrics

Financial Performance - Shi Hui

(USD in thousands)

	2014A	1Q 2015A	2Q 2015A	3Q 2015A	4Q 2015A	2015A
Revenue	$0	$54	$209	$170	$86	$518
General and administrative expenses	(15,828)	(7,834)	(11,077)	(12,212)	(14,182)	(45,305)
Income from operations	(15,828)	(7,780)	(10,868)	(12,042)	(14,097)	(44,787)
Accumulated net spendings as of 12/31/2015	60,615					

Source: Company provided

Operation Metrics - Shi Hui

(In thousands)	2014A	1Q 2015A	2Q 2015A	3Q 2015A	4Q 2015A
Merchants	10.0	13.5	14.3	16.7	16.7
Registered Users	1,683	3,858	6,868	9,121	10,880
Daily Active Users	270	402	434	461	486

Source: Company provided

Shi Hui - Summary of Paid-in Equity Capital

(US$ in thousands)	Paid-in Equity Capital as of 12/31/2015	Equity Capital to Be Paid-in after 12/31/2015	Equity Capital to Be return after 12/31/2015	Final position	
E-House and its affliates	**$73,354**		($22,349)	$51,005	51%
Non-Controlling Shareholder A	$26,722		($7,720)	$19,002	19%
Non-Controlling Shareholder B	$14,064		($4,063)	$10,001	10%
Non-Controlling Shareholder C	$4,064	$10,000	($4,063)	$10,001	10%
Non-Controlling Shareholder D	$1	$10,000		$10,001	10%
Total	$118,206	$20,000	($38,196)	$100,010	100%

Source: Company provided

Note: Shi Hui, whose business started in July 2014, is still in the process of exploring its revenue model, so the management of the Company could not prepare a reliable five-year forecast.

CONFIDENTIAL

40

DUFF & PHELPS

Assumptions, Qualifications, and Limiting Conditions Appendix 01

Assumptions, Qualifications, and Limiting Conditions If issued, our Opinion letter will include assumptions, qualifications and limiting conditions similar to the following. This is not meant to be a complete list of the assumptions, qualifications and limiting conditions which will be included in our Opinion letter, if rendered. Assumptions and Reliance – In performing its analyses with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent, and without assuming liability or responsibility for independent verification: • Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management; Relied upon the fact that the Special Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; Assumed that any estimates, evaluations, forecasts and projections including, without limitation, the Management Projections, furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such projections or the underlying assumptions; Assumed that information supplied to Duff & Phelps and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction, did not and does not omit to state a material fact in respect of the Company and the Proposed Transaction necessary to make the information not misleading in light of the circumstances under which the information was provided; Assumed that the representations and warranties made by all parties in the Merger Agreement and in the Management Representation Letter are true and correct and that each party to the Merger Agreement will fully and timely perform all covenants and agreements required to be performed by such party; Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form, including the Merger Agreement, conform in all material respects to the drafts reviewed; Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading; Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof, and in a manner that complies in all material respects with all applicable laws; and Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any undue delay, limitation, restriction or condition that would have a material effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction. • • • • • • • • To the extent that any of the foregoing assumptions or any of the facts on which the Opinion is based prove to be untrue in any material respect, the Opinion cannot and should not be relied upon for any purpose. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of the Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction and as to which Duff & Phelps does not express any view or opinion in the Opinion, including as to the reasonableness of such assumptions. 42 CONFIDENTIAL

Assumptions, Qualifications, and Limiting Conditions Qualifications – If issued, our Opinion will be qualified by the following: • Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon the information made available to Duff & Phelps as of the date hereof and market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to (i) advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof; or (ii) update, revise or reaffirm this Opinion after the date hereof. Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets, properties or liabilities (contingent or otherwise) of the Company, nor was Duff & Phelps provided with any such appraisal or evaluation. Duff & Phelps did not estimate, and express no opinion regarding, the liquidation value of any entity or business. Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the Proposed Transaction, or (iii) advise the Special Committee or any other party with respect to alternatives to the Proposed Transaction. Duff & Phelps did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject. Duff & Phelps is not expressing any opinion as to the market price or value of Shares or ADSs (or anything else) after the announcement or the consummation of the Proposed Transaction (or any other time). This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter. In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by the Company’s officers, directors, or employees, or any class of such persons, relative to the Merger Consideration, or with respect to the fairness of any such compensation. In addition, this Opinion does not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of Shares (excluding the Excluded Shares, the Dissenting Shares and the Shares represented by ADSs) and ADSs (excluding ADSs representing the Excluded Shares). • • • • 43 CONFIDENTIAL

Assumptions, Qualifications, and Limiting Conditions Limiting Conditions – If issued, the use of our Opinion will be strictly limited and will state: • This Opinion is furnished solely for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ prior written consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee, the Board of Directors, the Company or any other person including security holders of the Company should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the Merger Consideration is the best possibly attainable under any circumstances; instead, it merely states whether the Merger Consideration is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party. This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this Opinion shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps, Duff & Phelps Securities, LLC (“DPS”), the Company, and the Special Committee dated June 25, 2015 (the “Engagement Letter”). • • • • This Opinion is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter. 44 CONFIDENTIAL

Summary of Premiums Paid Appendix 02

Summary of Premiums Paid

Going Private Transactions and Real Estate Services/ Internet Software Services Industry M&A Transactions

Premiums Paid Analysis - Going Private Transactions

Transactions announced, closed, or effective between April 2012 - April 2016

	Number of Deals	Premium as a % of One-Day Prior to Announcement Date	Premium as a % of One-Week Prior to Announcement Date	Premium as a % of One-Month Prior to Announcement Date	One-Day Prior as a % of 52-Week High
Overall Mean	416	43.7	45.9	46.4	70.6
Overall Median		24.2	28.0	28.2	77.8
Chinese Companies Mean	88	39.3	39.0	43.8	65.1
Chinese Companies Median		23.4	27.8	28.8	67.4
US-Listed Chinese Companies Mean	73	35.7	35.3	39.8	65.0
US-Listed Chinese Companies Median		21.9	26.5	26.9	65.6

Premiums Paid Analysis - Real Estate Services Change of Control M&A Transactions

Transactions announced, closed, or effective between April 2012 - April 2016

	Number of Deals	Premium as a % of One-Day Prior to Announcement Date	Premium as a % of One-Week Prior to Announcement Date	Premium as a % of One-Month Prior to Announcement Date	One-Day Prior as a % of 52-Week High
Overall Industry Mean	5	85.8	125.6	126.3	83.1
Overall Industry Median		52.6	126.5	112.3	89.7

Premiums Paid Analysis - Internet Software and Services Change of Control M&A Transactions

Transactions announced, closed, or effective between April 2012 - April 2016

	Number of Deals	Premium as a % of One-Day Prior to Announcement Date	Premium as a % of One-Week Prior to Announcement Date	Premium as a % of One-Month Prior to Announcement Date	One-Day Prior as a % of 52-Week High
Overall Industry Mean	67	54.2	57.1	57.3	71.2
Overall Industry Median		38.0	41.8	47.0	78.5
Chinese Companies Mean	5	18.6	20.4	25.2	63.9
Chinese Companies Median		17.4	21.6	20.2	63.0
E-House (China) Holdings Limited	Offer Price				
Original Offer Date (6/9/2015)	$7.38	10.0	26.8	8.8	53.8
Revised Offer Date (11/2/2015)	$6.64	7.1	4.1	1.8	58.5
Current Date(4/12/2016)	$6.85	9.4	11.6	11.0	87.2

Note: Excludes negative premiums.
Source: Capital IQ

CONFIDENTIAL
46
DUFF & PHELPS